UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2015 (March 3, 2015)

GOGO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35975	27-1650905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 North Arlington Heights Rd. Itasca, IL	60143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

630-647-1400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On March 3, 2015, Gogo Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Initial Purchasers”), to issue and sell $340 million aggregate principal amount of its 3.75% Convertible Senior Notes due 2020 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, the Company granted the Initial Purchasers a 30-day option to purchase up to an additional $60 million aggregate principal amount of the Notes, solely to cover over-allotments, if any. At closing on March 9, 2015, the Company issued a total of $356 million aggregate principal amount of Notes, including $16 million aggregate principal amount of Notes issued pursuant to the partial exercise of the Initial Purchasers’ over-allotment option.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers and their controlling persons against certain liabilities.

The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward Stock Purchase Transactions

In connection with the sale of the Notes, the Company used approximately $140 million of the proceeds from the Notes offering to enter into forward stock purchase transactions with affiliates of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “forward counterparties”), pursuant to which the Company purchased 7,190,549 million shares of its common stock for settlement on the last day of the 50 trading day period commencing on, and including, the 42nd scheduled trading day immediately preceding March 1, 2020, subject to the ability of each forward counterparty to elect to settle all or a portion of its forward stock purchase transaction early (the “Forward Stock Purchase Transactions”). The number of shares of common stock that the Company will ultimately repurchase under the Forward Stock Purchase Transactions is subject to customary anti-dilution adjustments.

The Forward Stock Purchase Transactions are generally expected to facilitate privately negotiated derivative transactions between the forward counterparties and holders of the Notes, including swaps, relating to the shares of common stock by which holders of the Notes have established short positions relating to the shares of common stock and otherwise hedge their investments in the Notes. The forward counterparties or their respective affiliates generally expect to, but are not required to, enter into privately negotiated derivative transactions with investors in the Notes from time to time.

The Forward Stock Purchase Transactions are separate transactions, entered into by the Company with the forward counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Forward Stock Purchase Transactions. The foregoing description of the Forward Stock Purchase Transactions is qualified in its entirety by reference to the text of the forward stock purchase confirmations with each of JPMorgan Chase Bank, National Association, London Branch and Merrill Lynch International, acting through its agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, which are filed as Exhibits 10.1 and 10.2, respectively, hereto and are incorporated herein by reference.

Indenture

On March 9, 2015, the Company entered into an Indenture (the “Indenture”) with U.S. Bank National Association, as trustee, in connection with the issuance of the Notes. The Notes will bear interest at a rate of 3.75% per year, in each case payable semi-annually on March 1 and September 1 of each year, beginning on September 1, 2015. The Notes will mature on March 1, 2020, unless earlier repurchased by the Company or converted.

The initial conversion rate of the Notes is 41.9274 shares of common stock per $1,000 principal amount of Notes, which corresponds to an initial conversion price of approximately $23.85 per share and represents a premium of approximately 22.5% over the last reported sale price of the Company’s common stock of $19.47 per share on The NASDAQ Global Select Market on March 3, 2015. The conversion rate is subject to adjustment upon the occurrence of certain specified events, including, but not limited to, the issuance of certain stock dividends on common stock, the issuance of certain rights or warrants, distributions of capital stock, indebtedness or assets and the payment of cash dividends.

The Notes will be convertible prior to December 1, 2019 only under certain circumstances (as set forth in the Indenture) and thereafter at any time. Upon conversion, the Notes will be settled in shares of the Company’s common stock or, if and when the Company receives approval of its shareholders in accordance with applicable NASDAQ rules or determines that such shareholder approval is not required by such rules, at the Company’s election in shares of the Company’s common stock, cash or a combination of cash and shares of the Company’s common stock.

The Company may not redeem the Notes prior to the relevant maturity date and no sinking fund is provided for the Notes, which means the Company is not required to periodically redeem or retire the Notes. Upon the occurrence of a fundamental change (as defined in the Indenture), holders will, subject to specified conditions, have the right, at their option, to require the Company to repurchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to, but not including, the fundamental change repurchase date.

The Notes are the Company’s general unsecured senior obligations and will rank equal in right of payment with all of the Company’s existing and future senior unsecured indebtedness and senior in right of payment to our existing and future subordinated debt. The Notes will effectively rank junior in right of payment to any of the Company’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and are structurally subordinated to all indebtedness and other liabilities of the Company’s subsidiaries.

The Indenture provides for customary events of default. In the case of an event of default with respect to the Notes arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default with respect to the Notes under the Indenture occurs or is continuing, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal amount of the Notes to be immediately due and payable.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Indenture and the Global 3.75% Convertible Senior Note due 2020, which are filed as Exhibits 4.1 and 4.2, respectively, hereto and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The Notes were, and any additional Notes issued in connection with the exercise of the over-allotment option will be, sold to the Initial Purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale to qualified institutional buyers pursuant to Rule 144A of the Securities Act. The Company does not intend to file a shelf registration statement for the resale of the Notes or shares of common stock issuable upon conversion of the Notes.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful. Additional information pertaining to the Notes and the shares of common stock issuable upon conversion of the Notes is contained in Item 1.01 of this report and is incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Description

4.1	Indenture, dated March 9, 2015, between Gogo Inc. and U.S. Bank National Association

4.2	Global 3.75% Convertible Senior Note due 2020, dated March 9, 2015

10.1	Purchase Agreement, dated March 3, 2015, by and among Gogo Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated

10.2	Forward Stock Purchase Confirmation, dated March 3, 2015, by and between Gogo Inc. and JPMorgan Chase Bank, National Association, London Branch

10.3	Forward Stock Purchase Confirmation, dated March 3, 2015, by and between Gogo Inc. and Merrill Lynch International, acting through its agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOGO INC.

By:	/s/ Norman Smagley

Norman Smagley
Executive Vice President and Chief Financial Officer

Date: March 9, 2015